SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 11, 2002

Dialog Group, Inc.
(Exact name of Registrant as specified in its charter)
(formerly IMX Pharmaceuticals, Inc.)

Commission File Number 000-30294

Delaware	87-0394290
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

Third Floor, 17 State Street, New York, NY 10004
(Address of Principal Executive Offices)

212.509.9500
(Registrant's Telephone number, including area code)

ITEM 8.   Change in Fiscal Year.

On December 11, 2002, the Board of Directors of Dialog Group, Inc. (“DGI”) approved the change of DGI’s fiscal year from a fiscal year beginning on July 1 of each year and ending on June 30 of the succeeding year to a fiscal year beginning January 1 and ending on December 31 of that year effective as of January 1, 2002.

DGI is taking this step in anticipation of the closing of its Agreement for Merger (the “Agreement”), with Healthcare Dialog, Inc. (“HCD”). Pursuant to the Agreement, HCD will merge with a DGI subsidiary. HCD has traditionally used a calendar fiscal year. The audits required because of the merger and the audits to be conducted in the future will be facilitated if DGI adopts HCD’s fiscal year. This is particularly true because TDMI, the subsidiary acquired in January 2002, has also used a calendar fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMX PHARMACEUTICALS, INC.

Date: December 13, 2002	By: /s/ ADRIAN STECYK
Adrian Stecyk, President